Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS






We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-73772, 333-73774 and 333-43859) of Core
Laboratories N.V. of our report dated June 26, 2003 relating to the financial statements of Core Laboratories Profit Sharing and Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
June 27, 2003